CODE OF ETHICS
The Board of Directors of Diana Shipping Inc. (the "Company") has adopted this Code of
Ethics

(the

"Code")

for

all

of

the

Company's

employees,

directors,

officers

and

agents
("Employees"). All Employees are

required to be

familiar with the

Code, comply with its
provisions and

report any

suspected violations

as described

below in

the section

entitled
"Internal Reporting".
This Code outlines

the ethical

principles that

are to

govern the decisions

and behavior

of
the Company’s

Employees and is designed to

help Employees conduct business honestly,
respectfully and

with integrity.

This Code

outlines the

core values

of the

Company,

with
respect to

how Employees are

generally supposed to

approach problems.

For the avoidance
of doubt, this Code does not purport to describe all of the Company’s policies in detail.

I. Conflicts of Interest
A conflict

of interest

occurs when

an Employee's

private interests

interfere, or

even appears
to

interfere,

with

the

interests

of

the

Company

as

a

whole.

While

it

is

not

possible

to
describe every

situation in

which a

conflict of

interest may

arise, Employees

must never
use or attempt

to use their

position with the

Company to obtain

improper personal benefits.
Any Employee who is aware of a conflict of

interest, or is concerned that a conflict might
develop, should discuss

the matter with

the Audit Committee

or counsel to

the Company
immediately.
II. Corporate Opportunities
Employees

owe

a

duty

to

advance

the

legitimate

interests

of

the

Company

when

the
opportunities

to

do

so

arise.

Employees

may

not

take

for

themselves

personally
opportunities

that

are

discovered

through

the

use

of

corporate

property,

information

or
position.
III. Confidentiality and Personal Data Privacy
It

is

important

that

Employees

protect

the

confidentiality

of

Company

information.
Employees

may

have

access

to

proprietary

and

confidential

information

concerning

the
Company's business,

clients and

suppliers.

Confidential information

includes such

items
as

non-public

information

concerning

the

Company's

business,

financial

results

and
prospects

and

potential

corporate

transactions.

Employees

are

required

to

keep

such
information confidential during employment as well as thereafter, and not to use,

disclose,
or communicate

that confidential information

other than

in the course

of employment.

The
consequences to the

Company and

the Employee

concerned can

be severe where

there is
unauthorized disclosure of any non-public, privileged or proprietary information.

To

ensure

the

confidentiality

of

any

personal

information

collected

and

to

comply

with
applicable laws,

any Employee in

possession of non-public,

personal information about

the
Company's

customers,

potential

customers,

or

Employees,

must

maintain

the

highest
degree

of

confidentiality

and

must

not

disclose

any

personal

information

unless
authorization is obtained.
The Company respects and takes

seriously the protection of the

personal data of all natural
persons who

use the

Company’s facilities, services

and websites.

The Company

also strives
to

take

all

appropriate

technical

and

organizational

measures

required

to

protect

the
personal data it collects and processes.
The

restriction

on

disclosing

confidential

information

is

not

intended

to

prevent

any
Employee from reporting

to the Company’s senior

management or directors,

a government
body

or

a

regulator,

concerns

of

any

known

or

suspected

violation

of

this

Code,

or

to
prevent any Employee from reporting retaliation for reporting such concerns. It is also not this Code’s

intention to prevent any

Employee from responding

truthfully to questions

or
requests from a government body, a regulator or as required by applicable law.
IV.

Honest and Fair Dealing
Employees

must

endeavor

to

deal

honestly,

ethically

and

fairly

with

the

Company's
customers, suppliers, competitors and other

Employees.

No Employee should take unfair
advantage of anyone through manipulation, concealment, abuse of privileged information,
misrepresentation of material facts, or

any other unfair-dealing practice. Honest conduct is
considered to

be conduct

that is

free from

fraud or

deception.

Ethical conduct

is considered
to be conduct conforming to accepted professional standards of conduct.

V.

Freedom from discrimination and harassment
Our Company is committed to creating

an environment in which all individuals

are able to
make

the

best

of

their

skills,

free

from

discrimination

or

harassment

and

bullying.

The
Company

is

committed

to

providing

a

working

environment

free

from

discrimination
against staff on the basis of

sex or sexual orientation, marital

or civil partner status, gender
reassignment, race (which

includes colour,

nationality,

ethnic or national origin),

religion
or

belief,

disability,

age

and

pregnancy

or

maternity

(collectively

known

as

“protected
characteristics”), as

well as

one where harassment

and bullying

does not

occur.

It should
be noted that all

Employees are required to

work in a manner

that facilitates the fostering
of such

a working

environment and

to report

any known

or suspected

breaches or

violations
as described

below in the

section entitled "Internal

Reporting". Discrimination, harassment
and

bullying

are

violations

of

the

Company’s

ethical

principles,

and

may

subject

the
Company and any Employee

guilty of such behaviors

to liability,

both criminal and civil.
Complaints

of

discrimination,

harassment

and

bullying

will

be

investigated

promptly,
sensitively and confidentially.

VI. Health and Safety
The Company strives to provide its Employees with a safe

and healthy work environment.
Each

Employee

has

the

responsibility

to

maintain

a

safe

and

healthy

workplace

for

all
Employees by following all

applicable safety and health

rules, regulations and laws

and by
reporting accidents, injuries and unsafe equipment, practices or conditions.

Threats

or

acts

of

violence

and

physical

intimidation

are

not

permitted.

As

further
explained

in

the

section

below,

the

use

of

illegal

drugs

in

the

workplace

will

not

be
tolerated.
VII. Drugs and Alcohol
Company

policy

prohibits

the

illegal

use,

sale,

purchase,

transfer,

possession

or
consumption of controlled substances, other than medically prescribed drugs, while on the
Company

premises.

Company

policy

also

prohibits

the

use,

sale,

purchase,

transfer

or
possession of

alcoholic beverages

by Employees

while on

Company premises,

except as
authorized by the Company. This policy requires

the Company to abide

by applicable laws
and regulations relative

to the use of

alcohol or other

controlled substances. The Company,
in its

discretion, reserves

the right

to randomly

test Employees

for the

use

of alcohol

or
other controlled substances unless prohibited by prevailing local law.
VIII. Modern Slavery
Modern Slavery involves

the deprivation of

a person’s

liberty by another

to exploit

them
for gain either personally or commercially. The Company

is committed to a zero tolerance
approach towards modern slavery in its business dealings and relationships.
IX. Environmental Compliance
All

Employees

hereby

agree

to

comply

with

the

Company’s

policy

for

environmental
compliance

and

to

work

towards

achieving

continual

environmental

protection
improvement. No violation of prevailing

local or national environmental rules, regulations
or laws whatsoever is

to the benefit

of the Company

and therefore the Company

has zero
tolerance against any such violations.
X. Anti-corruption, Gifts and Hospitality
The

Company

is

committed

to

complying

with

all

applicable

anti-corruption

laws,

to
denying any

form of

bribery and

to conducting

its worldwide

business in

an ethical,

fair
and transparent manner.
It is strictly

prohibited for

Employees to

offer to

pay,

pay,

authorize payment

or promise
to

pay

money

or

anything

of

value,

directly

or

indirectly,

to

a

government

official,

an
existing or potential business partner or any

other party, when such payment is intended to

influence

latter’s

act

or

decision,

to

award

or

retain

business,

or

to

induce

or

reward
unethical or illegal behavior or a breach of duty.
Employees are

not to

request, receive,

solicit, agree

to receive,

directly or

indirectly, money
or anything of

value that may

reasonably be regarded

as a bribe

or as an

improper incentive
for the Company’s business activities.
Gifts

and

hospitality

must

never

be

offered

or

provided

with

a

purpose

of

trying

to
improperly influence business conduct.
XI. Protection and Proper Use of Company Assets
The

Company's

assets

are

only

to

be

used

for

legitimate

business

purposes

and

only

by
authorized

Employees

or

their

designees.

This

applies

to

tangible

assets

(such

as

office
equipment, telephone, copy machines,

etc.) and intangible assets

(such as trade secrets and
confidential information). Employees

have a responsibility

to protect

the Company's assets
from theft and loss and

to ensure their efficient

use.

Theft, carelessness and waste have

a
direct impact

on the

Company's profitability. If

you become

aware of

theft, waste

or misuse
of the Company's assets you should report this to your manager.
XII. Compliance with Laws, Rules and Regulations
It is the Company's

policy to comply

with all applicable laws,

rules and regulations.

It is
the

personal

responsibility

of

each

Employee

to

adhere

to

the

standards

and

restrictions
imposed by those

laws, rules

and regulations,

and in particular,

those relating to

accounting
and auditing matters.
Any

Employee

who

is

unsure

whether

a

situation

violates

any

applicable

law,

rule,
regulation or Company policy should contact the Company's outside legal counsel.
XIII. Corporate communications policy
Only

certain

designated

Employees

may

discuss

the

Company

with

the

news

media,
securities analysts

and investors.

All inquiries

from regulatory

authorities or

government
representatives

should

be

referred

to

the

appropriate

designated

Employee.

Employees
exposed to media contact during

their course of employment

must not comment on

rumors
or speculation regarding the Company’s activities.
XIV.

Electronic communication
“Electronic

communications”

include

all

aspects

of

voice,

video,

and

data
communications,

such

as

voice

mail,

e-mail,

fax,

and

Internet.

Employees

should

use
electronic communications

for business

purposes and

refrain from

personal use

while on
Company premises or when performing

Company duties. Among other things, Employees
should

not

participate

in

any

online

forum

where

the

business

of

the

Company

or

its
customers or suppliers

is discussed;

such participation

may give

rise to

a violation

of the
Company’s

confidentiality policy or

subject the Company

to legal action

for defamation.
The Company reserves

the right to

inspect all electronic

communications involving the

use

of the Company’s equipment, software, systems, or other facilities (“Systems”) within the confines of applicable local law and Employees should not have an expectation of privacy when using Company Systems.
XV.

Securities Trading
Because

we

are

a

public

company

we

are

subject

to

a

number

of

laws

concerning

the
purchase

of

our

shares

and

other

publicly

traded

securities.

Company

policy

prohibits
Employees

and

their

family

members

from

trading

securities

while

in

possession

of
material, non-public

information relating

to the

Company or

any other

Company, including
a customer or supplier that has a significant relationship with the Company.
Information is "material"

when there is

a substantial likelihood

that a reasonable

investor
would

consider

the

information

important

in

deciding

whether

to

buy,

hold

or

sell
securities.

In short, any information

that could reasonably

affect the price

of securities is
material.

Information is

considered to

be "public"

only when

it

has

been

released to

the
public through appropriate channels and enough

time has elapsed to permit the investment
market to

absorb and

evaluate the

information.

If you

have any

doubt as

to whether

you
possess material

nonpublic information,

you should

contact a

manager and

the advice

of
legal counsel may be sought.
XVI. Disclosure
Employees

are

responsible

for

ensuring

that

the

disclosure

in

the

Company's

periodic
reports is full, fair, accurate,

timely and understandable.

In doing so,

Employees shall take
such action

as is

reasonably appropriate

to (i)

establish and

comply with

disclosure controls
and

procedures

and

accounting

and

financial

controls

that

are

designed

to

ensure

that
material information relating to the Company is made

known to them; (ii) confirm that the
Company's

periodic

reports

comply

with

applicable

law,

rules

and

regulations;

and

(iii)
ensure that

information contained

in the

Company's periodic

reports fairly

presents in

all
material respects the financial condition and results of operations of the Company.
Employees will

not knowingly

(i) make,

or permit

or direct

another to

make, materially
false or misleading

entries in the

Company's, or any

of its subsidiaries,

financial statements
or

records;

(ii)

fail

to

correct

materially

false

and

misleading

financial

statements

or
records; (iii)

sign, or

permit another

to sign,

a document

containing materially

false and
misleading information; or

(iv) falsely respond,

or fail to

respond, to specific

inquiries of
the Company's independent auditor or outside legal counsel.
XVII. Procedures Regarding Waivers
Because of

the importance

of the

matters involved

in this

Code, waivers

will be

granted
only

in

limited

circumstances

and

where

such

circumstances

would

support

a
waiver.

Waivers

of

the

Code

may

only

be

made

by

the

Audit

Committee

and

will

be
disclosed by the Company.

XVIII. Internal Reporting
Employees

shall

take

all

appropriate

action

to

stop

any

known

misconduct

by

fellow
Employees or

other Company

personnel that

violate this

Code.

Employees shall report

any
known or

suspected misconduct to

the Chairman

of the

Audit Committee or

the Company's
outside legal counsel.

The Company will not

retaliate or allow retaliation

for reports made
in good faith.
XIX. Ethics Hotline and Whistleblower Program
Employees may

call the

following number

+30-210-9470195 and

leave a

voice message
with

our

whistleblower

hotline

answering

service

if

they

wish

to

ask

questions,

seek
guidance on specific situations or

report violations of this Code,

including but not limited
to

accounting,

internal

controls

and

auditing

matters.

Employees

may

choose

to

remain
anonymous

but

even

if

they

identify

themselves,

their

contact

with

the

whistleblower
hotline will remain strictly confidential.
Employees

may

also

report

violations

in

writing

to

the

following

email

address
whistleblower@dianashippinginc.com

or

through

the

Company’s

Whistleblowing
Channel, on its website .
Employees may choose to be anonymous, however,

it will not be
possible

to

obtain

follow-up

details

necessary

to

investigate

the

matter.

In

either

case,
employee information will be kept

strictly confidential, thus there should

be no fear of any
form

of

retaliation.

The

whistleblower

hotline

answering

service

and

email

will

be
accessible

only

to

the

Chairman

of

the

Audit

Committee

and

the

Company’s

Internal
Auditor.